Exhibit 99.2

SIVRA

SIRVA

Conference Call Script May 16 2006

John Springer: Thanks [insert operator’s name] and good morning everyone.

With me on the call today are SIRVA’s CEO Brian Kelley; and Mike Kirksey, SIRVA’s senior vice president and CFO.

If you haven’t seen the news release we issued yesterday afternoon, you can find it at our SIRVA.com web site.   In addition, we have filed both the press release and the script for this call with the SEC in a current report on Form 8-K.

Before we begin I have to mention that certain statements made on the call today may be considered to be projections or “forward looking” statements. Words such as “expects,” “believes,” “anticipates,” “plans,” “will,” “estimates,” “projects,” or variations of such words are generally part of forward-looking statements. These statements are just predictions based on management’s current expectations and beliefs about future developments and their potential effects on our business, and these statements involve risks and uncertainties such that actual results may differ materially. I’d like to refer you to the statement about forward-looking information contained in yesterday’s news release as well as the caption “Business-Business Risks” and other risks described in our 2004 Annual Report on Form 10-K.

In addition, during today’s call, we will be using certain non-GAAP financial measures, which should be considered in addition to, and not in lieu of, GAAP measures. The required disclosures, including explanation of the non-GAAP measures and reconciliation of these non-GAAP measures with their most directly comparable GAAP measures are provided in yesterday’s release.

With that, I’ll turn the call over to SIRVA CEO Brian Kelley.

Brian Kelley: Thank you, John, and good morning everyone.

It has been quite a while since we have been able to effectively communicate with you about our results and our direction. Today is the first step back to providing ongoing, regular communications about our operations and our plans to you, our investors.

It has been a very challenging period for us, as it has been for you. But our intention today is to fully communicate where we have been, what we have learned and where we are going. I would like to start off by making four basic but important points.

1) First, this management team and board believe that SIRVA’s core value proposition in the relocation and moving services market remains intact.

•                  We continue to have a leading position in this segment in the US, Europe and Asia, and

•                  We continued to win new customers throughout 2005 … in fact, we won more new clients in 2005 than in any other year since we’ve been in the Relocation business.

2) The second important point to make is that management and the board are fully aware that 2005 was a disappointing year on a number of fronts, both in terms of operating results and our discovery of internal control deficencies during our implementation of Section 404 of Sarbanes-Oxley, which caused us to spend most of 2005 looking backward.

•                  It’s clear to us we did not perform well operationally. While we continued to grow the top line, we did not translate that growth to the bottom line.

•                  This situation was complicated by the fact that we spent a significant amount of time and effort focusing on internal reviews, closing the 2004 financials and implementing the Section 404 review process, which kept us from getting a true picture of our run-rate earnings performance for most of 2005. This impacted virtually every business segment as we were late to see the financial implications of changes in the market given our monthly and quarterly financial closes were not timely.

•                  In addition, we were forced to tactically implement a number of initiatives to respond to the changing fortunes of our insurance business, and to accommodate the necessary focus on bank agreements and covenants.

•                  All of this proved to be a significant impediment to maintaining the appropriate operating rhythm we need to run a complex global business.

•                  As a result, we delivered earnings performance much worse than our internal expectations.

•                  I know I speak not only for myself, but for the entire senior management team and the Board when I say we are glad to now have 2005 behind us.

3) The third important point to convey is that we made significant strategic progress in 2005 in divesting non-core businesses to allow us to focus on our advantaged Relocation Solutions business.

•                  We continued to take steps to simplify our operating model.

•                  We completed the divestitures of our remaining logistics businesses; we completed the sale of our insurance operations; and we divested our records management  businesses in both Europe and Asia Pacific.

•                  For perspective, in 2003 we operated 10 separate businesses across the globe.

•                  As of March 2006, we operate 4 businesses, all of them core to our business strategy.

○                Global Relocation Services

○                Moving North America

○                Moving Europe

○                Moving Asia Pacific

•                  As a company. . .and as a management team. . . we are now solely focused on our core strategic value proposition in the market — relocation and moving — which we call Relocation solutions. Not only does this improve our operating focus, it also significantly simplifies our internal control processes.

So from a business portfolio and strategy standpoint, we accomplished what we needed to.

4) Which brings me to the fourth and final important point, which is this: throughout 2005 we took a wide range of actions to improve both our internal controls and to enhance our operating effectiveness to improve our financial results. We expect to see the results of these actions here in 2006.

Let me talk about our progress in internal controls, and then I’ll address the operating actions.

One concrete sign of the progress in our internal controls is the roster of new senior managers, each adding valuable and appropriate experience as we move forward. They include:

•                  Mike Kirksey, our new CFO who you will hear from in just a bit. Mike has nearly 30 years of experience in a wide range of finance and operating positions at public companies.

•                  Jim Bresingham, EVP-Chief Accounting Officer…Jim came to SIRVA in July 2004 with a dual background in business development at Sears and auditing and transactions services work at PricewaterhouseCoopers.

•                  Eryk Spytek, our new general counsel, who was a partner at the Chicago law firm Winston & Strawn with a practice that focused on corporate, securities and governance matters.

•                  Andy Reisman, our new Chief Compliance Officer, who most recently served as Senior Advisor for Compliance and Governance for LRN.

•                  In addition, we have added significant expertise in many of the key areas of finance and accounting.

•                  We have also instituted broad and comprehensive training at the employee level to ensure the critical controls of our business are focused on daily, by all SIRVA associates.

•                  All of these changes are designed to improve our internal control processes to deliver the quality and timeliness of financial reporting that we expect.

•                  We have also strengthened our Board of Directors with the addition of two new independent members.

•                  John Miller joined us in December as our new Chairman of the Board…John comes to SIRVA after many years as a senior executive in the oil industry. In addition to his work as a director at public companies like Eaton Corporation, John is a former director and chairman of the Federal Reserve Bank of Cleveland.

•                  And, Bob Nelson has joined as our new Chairman of the Audit Committee… Bob worked at General Electric (GE) for 37-years, most recently as vice president, Corporate Financial Planning and Analysis.

Now, we have also taken a number of actions to get our operations back in shape to deliver better financial performance going forward. I’ll address each of our business segments: Global Relocation, NA Moving and Europe/AP Moving.

•                  I’ll first address Europe, which accounted for two-thirds of our year-over-year pro forma EBITDA decline. As you know, we faced a very difficult market exiting 2004, and that weak market continued throughout all of 2005. So, throughout 2005 we took the necessary steps to accomplish two goals: 1) to rationalize the cost structure of the business and, 2) to continually reduce our asset base in Europe. And we have made significant progress on both fronts:

•                  Our two biggest challenges were in the UK and in France. In the UK, which experienced a 30% year-over-year market decline and significant gross-margin pressure as a result, we have taken headcount down by 22% since the start of the market decline and have gotten to a much leaner structure across the operation. We have moved from a structure of 18 operating regions down to 4 to streamline costs and decision making while still providing adequate market coverage.

•                  The other country where major cost restructure was needed was in France. Here, we took our two brands, Allied Arthur Pierre and Maison Huet, and combined them into one operation. This, along with a number of cost reductions resulted in a 50% reduction in headcount and a 40% reduction in costs.

•                  We’ve made cost reductions in virtually all of the European countries in which we operate, but the UK and France were the biggest issues and therefore where we took the boldest action.

•                  In total, we have reduced annualized costs in Europe, including both direct and operating expenses, by over $20 million.

•                  Our Total European headcount has been reduced by more than 20% and we have significantly streamlined our operating structure.

•                  We’ve also made progress in reducing our International asset base, including both Europe and Asia Pacific. When we own the assets, our P&L is vulnerable to market declines like the one we experienced in the UK. While we need to maintain a presence in International markets to serve our global relocation customers, it is not necessary to our strategy to own the fulfillment assets. So, to reduce our overall fixed asset base, we have taken two steps:

•                  1) First, we monetized some stand-alone businesses at attractive valuations.

•                  We sold the Records Mgmt businesses in the UK and in Asia-Pacific, and disposed of a number of operating and non-operating facilities internationally.

•                  2) The second step we took was to reduce the fixed asset base in our non-US moving businesses. Our goal here is to transition more of our Continental moving assets to 3rd party operators who service the customer as part of our network — more like our US model. We actually operate in this asset-light fashion in a number of International markets today — like Italy, Greece, South Africa, Middle East, Eastern Europe and much of Asia.

•                  In 2005, we converted Spain from an owned operation to an agent franchise model.

•                  More recently, we got our first Pickfords franchise up and running in the UK where an independent operator franchises the Pickfords brand name and delivers moving services to a defined market. We are confident that this type of model will work and we expect to add more of these throughout the year.

•                  These changes have allowed us to reduce our fixed asset base outside North America by 58% since January 2005, from $108 million to $45 million and to reduce our non-North American Capital Expenditures from more than $20 million in 2004 to an estimated $5 million in 2006.

•                  As a result of these actions, coupled with the early signs of a market turnaround in the UK, we expect to make significant bottom line improvement to Europe in 2006.

Now let’s move to our Global Relocation business. Over the last 4-5 years we acquired and integrated multiple relocation companies and built a growth platform on an advantaged product and an effective sales and marketing process. And our growth objectives have been achieved, giving us a leading position in the marketplace.

And as I mentioned earlier, our value proposition in relocation remains intact, as evidenced by our new customer wins in 2005. Let me quickly take a step back and give you a perspective on how we see the relocation market --- what we saw in 2005 and key trends for 2006.

Externally, over the last 18 months we have seen 3 broad market trends in relocation:

1)                       The first trend is that the increasing cost of real estate has driven the cost of relocation higher. The cost to relocate an employee is strongly correlated to the value of the home. And with the obvious increases in home values, it is costing more to relocate employees. This caused some clients to move less people, and it focuses virtually every client on saving money. This led to the second broad trend.

2)                       The corporate relocation buying process is now more frequently being led by purchasing instead of human resources within a company. As a result, every competition for a client is more cost focused, and generally takes longer as more companies utilize RFP processes. This meant we saw very tough price competition in 2005.

3)                       The third broad trend is that the pace of home sale activity began to slow in 2005 and the days-on-market for homes has extended in many parts of the country. So, while we have not seen a broad price decline (in fact, the average price of our homes in 2005 increased by 9% over 2004 and we are seeing a similar increase thus far in 2006), we are seeing a slower velocity. To this point, we have seen a 20-day increase in time-on-market since the end of 2004. This gave us a weaker mix as more homes went into our inventory in 2005 because they didn’t sell in the established timeframe.

While these trends do pose challenges for the industry and for us, we believe they actually enhance our marketplace position due to the cost and risk advantages of our fixed fee product. As a reminder, our fixed fee product fixes for the client the percentage of home value a company pays to relocate an employee (for example — 11% of home value for every transferee). Because this product can reduce cost, reduce their risk, simplify their administration and improve their transferee’s satisfaction, we saw this advantage play out in the market in 2005 with our new customer win rate.

There are two important levers that are necessary for you to understand in monitoring our relocation business. First, is initiation growth, which is the start of the relocation process for an individual transferee. The second, is the pace of how these initiations flow to closings, which is the completion of the relocation transaction and when we recognize revenue and profit. The first driver, initiations, is a function of two things: 1) the volume of transferees our corporate clients move in a given year, and 2) our success in winning new clients. The second driver, closings, is a function of the real estate market --- how quickly a home takes to sell, and at what price.

But, in 2005, our new wins enabled us to maintain flat total initiations year-over-year, despite a 10% decline in same store sales. Underlying this was a continued shift in our business mix toward fixed fee, as our Fixed Fee initiations were up 10%, while our traditional initiations were down 8%.

Importantly, unlike 2004, our sales activity in 2005 was weighted toward the back half of the year, so our full annual run rate of initiation volume from these new wins did not occur until the 4th quarter. So we have a solid pipeline of initiations heading into 2006 ---- in fact, through April, our total initiation volume is up 9%, with fixed fee volume up 22%. So we are confident that the growth platform for the future is well established.

In 2005 we did not turn this market place advantage into profit, which is our focused game-plan for 2006. While 2005 saw healthy 25% revenue growth, on 16% growth in closings, we went backwards in operating income for three reasons:

1.               gross margins slipped as more homes went into inventory and took longer to sell;

2.               supply chain costs simply rose with home values, since many of the larger costs are percentages of selling price;

3.               and the biggest contributor was that our internal cost structure was too high — we were adding cost to satisfy the new demand, but too busy restating 2004 financials to see that the changing market was reducing gross margins.

So, our focus in 2006 is on driving productivity and efficiency throughout our operations. This requires 3 basic actions:

1)              First, we are addressing the support cost structure of our relocation operations, and are targeting an annual run-rate reduction of $10 million.

2)              Second, we are attacking supply chain costs, including all costs associated with the home sale process. This is over a $500 million annual buy for us and we believe there is meaningful opportunity for cost reduction in exchange for volume commitments. In 2005, we put a talented team in place to attack this supply chain opportunity. While this takes time to develop, we’re excited about the potential savings and quality improvements we can generate.

3)              And the third action is to ensure that our Fixed Fee product retains its market advantage and its margins by being sharper than ever in the key levers that drive its success. This will allow us to address the mix shift we began to see in 2005. While we have historically seen about 10-12% of initiations enter our inventory, we saw that percentage elevate to about 15% in 2005. So, we are further strengthening the processes that we’ve always done well: conducting accurate appraisals; marketing homes effectively to sell them quickly; minimizing the number of homes that enter our inventory; and quickly selling homes that we do take into inventory to minimize our costs.

These three actions are designed to significantly reduce our costs, improve our gross margins and help us convert our marketplace advantage into income growth. And, we expect to do it while serving our clients with the consistent increase in quality they expect. In 2005, we again delivered improved service levels to our customers. We expect to improve on those service delivery levels in 2006, while becoming more productive.

So, our 2006 focus in Relocation is on generating operating productivity and efficiency, both internally and throughout our supply chain, while still delivering healthy top line growth.

Now, on to North America Moving

•                  In our moving services North America Segment, volume demand and pricing power remained healthy throughout 2005. But the costs of using non-network transportation in the peak summer months had an oversized negative impact on our P&L. We simply outgrew our network’s capability to serve, and when we went to other haulers to handle the demand, we were hit with unusually high costs — both transportation costs and claims costs. Again, it was late in the year before this became clear as we did not have timely monthly or quarterly financial closes during 2005, since our financial resources were focused elsewhere. So, we put plans in place to address this issue for 2006. Cost reduction of $5 million and strict capacity monitoring will be the keys to the success of this plan.

-PAUSE-

•                  Hopefully, that gives you our overall view of what happened in 2005, what we learned, and the steps we have taken --- and continue to take, to improve our performance in 2006. Now, let me turn it over to our CFO, Mike Kirksey to take you through the 2005 financials in more detail.

Mike Kirksey:  Thank you, Brian

We have a lot to catch you up on here, so before I dive into the discussion of our operating results, I will take a moment to bring you up to speed on where we stand. I can assure you the new team is working extremely hard to bring SIRVA back to a proper financial reporting schedule. The preliminary results we released are the result of a lot of effort to bring 2005 to a ready state.

We are working to overcome the distractions of 2005 that frankly caused the financial reporting to be put on a back burner. We are dealing with multiple discontinued operations, which have new owners and we need their cooperation and resources to properly reflect last years accounts. We also have brought in several key financial resources, who are quickly coming up to speed. In addition we are trying to improve our processes and procedures as we go. It is a big job but we are making progress. The team is good and dedicated but we estimate it will take most of 2006 to get everything to where we want it.

However, I am a firm believer in communicating as much as possible as we progress and clearly stating where we are.

With respect to filing of our 2005 quarterly financial statements with the SEC. As of now, many of the internal processes surrounding the 3 quarters of 2005 have been completed. However, as mentioned in the release, the Company continues to perform certain closing procedures and is finalizing certain open items related to its 2005 quarterly financial results. The completion of these procedures could result in significant adjustments to the amounts reported in the press release. Therefore, all results reported yesterday should be considered preliminary until SIRVA files its Quarterly Reports on Form 10-Q. We continue to target August 15 for the filing of the 2005 10-K.

During the course of our preparation of the nine month financial results, we uncovered a couple items that bear mentioning.

First, we identified an error in the manner in which the Company applied foreign currency exchange rates to our measurement of goodwill and intangibles. This error has existed for several years. As a result, we will be amending prior year reports to correct this error as outlined in the press release.

Second, included in the results of operations for the nine months ended September 30, 2005 is a $2.3 million charge representing the net of several adjustments we have determined are applicable to prior years. The Company currently believes these amounts are not material either individually or in the aggregate, and thus they have been reflected in the nine months results of 2005.

With that out of the way, I will now turn to a discussion of our results by segment. As mentioned in the release there are a number of items that cloud the comparability of our financials in 2005. As such, my discussion will focus on our preliminary pro forma results for the nine months ended September, which exclude the impacts of the special investigation expenses, European restructuring costs and Continental Europe intangible impairments. These amounts are detailed in the reconciliation in the press release.

Global Relocation Services

For the purposes of discussing performance within our Global Relo business, we will focus primarily on service revenues and margin, which reflects the key revenue and earnings drivers that occurred during the period.

•                  Service revenues, which excludes the impact of home sales, were $244.7 million, up 37% from $178.9 million in 2004. Excluding the ERC and DJ Knight acquisitions, service revenue rose $31.6 million, or 17.7%, driven by a 16% increase in closings.

•                  Service gross margin was $86.7 million, or $22.3 million higher than 2004. Excluding acquisitions, service gross margins were only $1.5 million higher than 2004. A less favorable customer mix, a higher cost of inventory homes, and higher people costs offset the impact of higher closing volumes.

•                  The other component of revenue is Home Sale revenue, which was $1.175 billion, up 25% from $0.939 billion. Home sale gross margin was a loss of $2.1 million or $1.2 million better than 2004.

•                  Therefore, operating revenue for the first nine months of 2005 rose 27%, to $1.42 billion, from $1.12 billion for the same period in 2004.

•                  Operating gross margin was $84.7 million, up $23.6 million, or 39% versus 2004.

•                  Operating expenses were $60.4 million, up $26.2 million from 2004 levels. Excluding acquisitions, operating expenses rose $11.6 million driven by increased headcount, higher corporate support costs and some one time office closing and additional bad debt expense.

•                  As a result, reported operating income, at $24.3 million for the first nine months of 2005, was $2.6 million lower than $26.9 million in 2004. Excluding acquisitions, operating income declined $9.0 million.

•                  As Brian mentioned, a combination of the gross margin impact of more homes going into inventory, higher supply chain costs, and a heavy internal cost structure all contributed to the decline in operating income. We are all well aware that cost control is a priority in 2006.

Moving Services North America

•                  Operating revenue rose 8% to $1.096 billion, from $1.010 billion in 2004. Excluding the impact of higher fuel prices, which increases both revenue and PTE equally, operating revenue rose 6%, on a 1.5% increase in shipments and a generally healthy pricing environment.

•                  Purchased transportation expense of $898.1 million rose 10.2%. Excluding fuel, PTE rose 6.9%, outpacing the growth in revenue, due to higher third party transportation expenses.

•                  As a result, operating gross margin declined $3.5 million, to $102.8 million or 9.4% of revenue, versus $106.3 million and 10.5% of revenue in 2004.

•                  Turning to operating expenses, higher corporate support costs, bad debt expense and several other increases in costs resulted in a $7.5 million, or 10.1%, increase in total operating expenses, to $81.8 million.

•                  Higher operating expenses and lower gross margins resulted in operating margins of 1.9%, on operating income of $21.0 million in 2005, versus $32.0 million for the same period in 2004.

Moving Services Europe and Asia Pacific

•                  As a reminder, results for our Moving Services Europe and Asia Pacific segment exclude our Pickfords Records Management business in Australia and New Zealand which was divested in December 2005 and is reflected as discontinued operations in the nine months ended results.

•                  For the first nine months of 2005, operating revenue was $329.1 million, down $5.8 million, or 1.7% from $334.9 million for the same period in 2004. Excluding the impact of currency and acquisitiions, operating revenue declined $22.7 million, reflecting lower shipment volumes and pricing pressures associated with ongoing market weakness in Europe.

•                  These market pressures resulted in a decline in gross margin of $15.0 million, excluding currency and acquisitions.

•                  On a comparable basis, operating expenses increased $16.2 million. The increase in operating expenses was the result of increased personnel costs and other costs.

•                  As a result, we reported an operating loss of $17.8 million for the first nine months of 2005, or $31.3 million lower than the same period in 2004. This $31.3 million negative impact was substantially all in Europe as these markets experienced a severe down-turn in late 2004. These events gave rise to the restructuring actions taken in Europe during 2005 evidenced by the $10.6 million charge taken in the nine month results. Thus far in 2006, Europe, especially the UK, is experiencing an improved market and better results.

•                  The impairment charge of $49.2 million relates solely to our continental European business. The Company reviewed its projections and expectations for continental Europe after the restructuring steps taken in mid-2005. While the operations have improved some, these operations have not demonstrated the robustness to support an outlook that would render our asset carrying value realizable. As a result, the Company concluded it was proper to write-down the carrying value of these assets, essentially writing off the intangible assets attributable to the continental Europe operations.

Corporate Segment

Within our corporate segment, we reported an operating loss of $7.6 million, versus a loss of $5.9 million for the same period in 2004.

Turning back to a total SIRVA perspective, pro forma operating income for the first nine months was $19.9 million, versus $66.6 million for the same period in 2004.

Depreciation and amortization expense for the first nine months of 2005 was $33.1 million, or $4.8 million higher than 2004 levels primarily due to intangible amortization related to the ERC acquisition.

Pro forma EBITDA for the first nine months of 2005 was $53.0 million, versus $94.8 million for the same period in 2004.

As we work to complete the nine month results and the full year 2005, we expect pro forma EBITDA for 2005 full year in the range of $42 to $47 million. Obviously, this is a seasonal business and Q4 has traditionally been a loss. Included in this range is approximately $10 million of EBITDA from our Business Services Division in the UK and Ireland, which was divested in March of 2006.

Capital Structure

Now, let me switch gears a bit and address our capital structure.

Total operating debt, which excludes our mortgage and home equity financing products, was $556.0 million, as of September 2005, reflecting

•                  $490.4 million of term debt

•                  $42.4 million of revolver

•                  $17.2 million of capitalized leases

•                  $6.0 million of other short-term debt

Since September, we have paid down approximately $135.0 million of term debt from the proceeds of asset dispositions, resulting in a term debt balance as of the end of March, 2006 of approximately $350.0 million. As a result, we expect average total debt of approximately $450 million for the remainder of 2006.

From a going forward viewpoint, we will first work with our bank group to amend our financial covenants relating to our current facilities to provide adequate flexibility for 2006. While the size of our current facilities and the liquidity they provide is appropriate, our 2006 forecast shows the margin for error is too small in my opinion, especially with the variability intrinsic in forecast in the slower quarters of the year.

Therefore, we will look to amend our current facility and then move forward to determine the most advantageous capital structure available to the company for the future needs and expectations.

Turning back to EBITDA, based on our preliminary view for the year, we expect revenues from continuing operations to grow in the mid to high single digits percentage, driven by continued market penetration of global relocation services. We expect margin improvement, driven by our operating efficiency and cost reduction actions in the US, as well as improvements in our Europe operations where our $20 million in annual cost reductions and market improvements are evident. As a result, we expect EBITDA for 2006 to be between $75 million and $95 million. Not included in this EBITDA range is an estimated $5 million in non-cash expenses related to stock compensation cost we expect to incur in 2006. We remind our investors that our business is not evenly spread from quarter-to-quarter and therefore we only provide annual guidance. We anticipate 2006 revenue and EBITDA to be concentrated in the second half of the year, mainly due to the natural seasonal pattern of moving and relocation.

Capex is expected to be approximately $15 million.

Now I will pass it back to Brian…

Brian Kelley:  Thanks Mike. As we now move into 2006, our strategic intent remains clear — that is to be the world leader in Relocation Solutions. Our business portfolio is now focused entirely on that vision and, having learned from the last 15 or so months, we are ready to move forward to improve significantly in 2006. We know what is needed operationally and we are focused on executing those plans with excellence.

So, our priorities for 2006 are clear:

1)               Our first priority is to aggressively drive all of the operating improvements we’ve detailed in our 2006 plan while continuing to strengthen our already high service levels to our clients.

2)               Second, we are working to become current with all of our financial filings as quickly as possible. This not only allows us to be accurate and timely in our reporting to you, but also puts our finance team’s focus back on the core business operations, which will help our results.

3)               And third, continue to strengthen our internal control processes. We’ve made very good progress here over the last year and we’ve significantly simplified our operations, so we expect to reap the benefits going forward.

We’d like to thank our associates around the world for their hard work and dedication on behalf of our company and our customers. They have been extraordinarily upbeat, supportive and courageous as we worked through the challenges of 2005.

We’d like to thank our customers for their continued loyalty and support. They push us and make us better everyday.

And, finally, we’d like to thank you, our investors, for your patience and understanding while we put ourselves back on track to delivering consistent and predictable improvements that lead to enhanced financial results.

We will now take your questions.